SCHEDULE 14A
                                 (Rule 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant |_|
Filed by a Party other than the Registrant |X|
Check the appropriate box:

|_|   Preliminary Proxy Statement
                                         |_|   Confidential, For Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))

|_|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|X|   Soliciting Material Under Rule 14a-12

                            Post Properties, Inc.
                            ---------------------
               (Name of Registrant as Specified in Its Charter)

                              John A. Williams
                              ----------------
   (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   |X| No fee required.
   |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
   (1) Title of each class of securities to which transaction applies:

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   (2) Aggregate number of securities to which transaction applies:

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   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

   (4) Proposed maximum aggregate value of transaction:

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   (5) Total fee paid:

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   |_|      Fee paid previously with preliminary materials:

   Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount previously paid:

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   (2) Form, Schedule or Registration Statement No.:

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   (3) Filing Party:

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   (4) Date Filed:

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

FOR IMMEDIATE RELEASE

Contacts:

Jeremy Fielding/Kimberly Kriger (Media)         Larry Dennedy (Investors)
Kekst and Company                               MacKenzie Partners
212-521-4800                                    212-929-5500

John A. Williams Files Preliminary Proxy For Election of Independent Slate to
             Post Properties Board of Directors and Schedule 13D

ATLANTA, April 8, 2003 - Following his previously announced intention to solicit proxies for the election of an independent slate of nominees to the Board of Directors in opposition to those proposed by the Company's incumbent Board, John
A. Williams, founder, largest shareholder and director of Post Properties, Inc. (NYSE:PPS) has filed with the Securities and Exchange Commission his preliminary proxy statement on Schedule 14A and an amendment to his Schedule 13D.

As announced yesterday, the proposed slate of nominees in the proxy statement consists of George R. Puskar, Roy E. Barnes, Paul J. Dolinoy, Thomas J.A. Lavin, and Jansen Noyes III. If elected, the nominees will submit a plan to raise the quality of corporate governance, improve operating performance and enhance shareholder value.

In his Schedule 13D, Mr. Williams stated he has beneficial ownership of 2,877,815 shares of Post Properties common stock (including currently exercisable options and partnership units convertible for common stock), equivalent to approximately 7.3% of shares outstanding.

                                     ###

                              IMPORTANT INFORMATION
                              ---------------------

On April 7, 2003, Mr. Williams filed a preliminary proxy statement with the Securities and Exchange Commission relating to his solicitation of proxies from shareholders of Post Properties, Inc. with respect to Post Properties' 2003 Annual Meeting. Mr. Williams will file with the Commission, and will furnish to Post Properties shareholders, a definitive proxy statement regarding his solicitation of proxies from Post Properties shareholders with respect to the 2003 Annual Meeting. Mr. Williams may also file additional proxy solicitation materials. MR. WILLIAMS ADVISES ALL POST PROPERTIES SHAREHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AND ANY ADDITIONAL PROXY SOLICITATION MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Mr. Williams' preliminary proxy statement is, and the definitive proxy statement and any additional proxy solicitation materials will be, available for free at the Securities and Exchange Commission's Internet web site at www.sec.gov. You may also obtain a free copy of Mr. Williams' definitive proxy statement, when it becomes available, and other relevant documents by writing to MacKenzie Partners at 105 Madison Avenue, 14th Floor, New York, NY 10016.

                             PARTICIPATION INFORMATION
                             -------------------------

Mr. Williams and his nominees for election to the board of directors of Post Properties may be deemed to be participants in Mr. Williams' solicitation of proxies with respect to the 2003 Annual Meeting of Post Properties. These nominees are George R. Puskar, Roy E. Barnes, Paul J. Dolinoy, Thomas J.A. Lavin and Jansen Noyes III.

Mr. Williams and his nominees have interests in the solicitation of proxies with respect to the 2003 Annual Meeting of Post Properties arising from their beneficial ownership of the common stock of Post Properties. Mr. Williams also receives customary compensation from Post Properties in exchange for his services as a director and pursuant to his employment agreement with the Company. If elected, Mr. Williams' nominees will also receive customary compensation for their services as directors. Additional information with respect to the beneficial ownership of shares of common stock of Post Properties by Mr. Williams and his nominees is as follows: other than Mr. Williams, who owns 2,877,815 shares (including currently exercisable options and partnership units convertible for common stock) and Mr. Puskar, who owns 3,000 shares, none of the other nominees currently own shares in Post Properties.